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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITOR

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 9, 2001, included in the Prospectus/Proxy Statement of Micrografx, Inc. that is made a part of the Corel Corporation Registration Statement (Form S-4) and related Prospectus/Proxy Statement of Micrografx, Inc.

                                          /s/ Ernst & Young LLP

Dallas, Texas
August 9, 2001